    As filed with the Securities and Exchange Commission on February 2, 2001
                                                      Registration No. 333-73245
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                               Amendment No. 3 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            RELIASTAR FINANCIAL CORP.
                             RELIASTAR FINANCING III
                             RELIASTAR FINANCING IV
                              RELIASTAR FINANCING V
           (Exact name of the Registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   41-1620373
                                   51-6510516
                                   51-6510517
                                   51-6510518
                      (I.R.S. Employer Identification Nos.)

                           20 Washington Avenue South
                          Minneapolis, Minnesota 55401
                                 (612) 372-5432
                          (Address and telephone number
                of the Registrant's principal executive offices)


           Richard R. Crowl                                Copy to:
         Senior Vice President                      Michael A. Stanchfield
       ReliaStar Financial Corp.                      Faegre & Benson LLP
      20 Washington Avenue South                    2200 Wells Fargo Center
     Minneapolis, Minnesota 55401                   90 South Seventh Street
            (612) 372-5432                       Minneapolis, Minnesota 55402
     (Name, address and telephone                       (612) 336-3000
     number of agent for service)


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                     REMOVAL OF SECURITIES FROM REGISTRATION

         The offering described in this registration statement has terminated. The registrants hereby remove from registration $300,000,000 of their debt securities, preferred stock, depository shares, securities warrants, common stock, and trust preferred securities, representing the securities that remain unsold at the termination of the offering. This post-effective amendment is being filed solely to remove these securities from registration.

================================================================================
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrants have duly caused this Amendment No. 3 to Registration Statement No. 333-73245 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 1, 2001.

                                        RELIASTAR FINANCIAL CORP.


                                        By       /s/ Richard R. Crowl
                                          -------------------------------------
                                                 Richard R. Crowl
                                                 Senior Vice President


                                        RELIASTAR FINANCING III


                                        By       /s/ Richard R. Crowl
                                          -------------------------------------
                                                 Richard R. Crowl
                                                 Trustee


                                        RELIASTAR FINANCING IV


                                        By       /s/ Richard R. Crowl
                                          -------------------------------------
                                                 Richard R. Crowl
                                                 Trustee



                                        RELIASTAR FINANCING V


                                        By       /s/ Richard R. Crowl
                                          -------------------------------------
                                                 Richard R. Crowl
                                                 Trustee